THE
                                INFINITY GROUP

                               January 22, 1997

VIA FAX

Steeplechase Partners Limited Partnership
c/o The Balcor Company
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois  60015
Attention:  Ilona Adams

                         RE:  STEEPLECHASE APARTMENTS
                              LEXINGTON, KENTUCKY

Ladies and Gentlemen:

Reference is hereby made to that Agreement of Sale (the "Agreement"), dated November 20, 1996, which was reinstated and amended by a Reinstatement Of, And First Amendment To, Agreement of Sale, dated December 20, 1996 (the "First Amendment"), between Steeplechase Partners Limited Partnership, as Seller, and Infinity Acquisitions, L.L.C., as Purchaser, for the purchase and sale of the above property.

Pursuant to Paragraph 4 of the First Amendment, please be advised that we are extending the Closing Date to March 17, 1997. With a copy of this letter, we are sending to the Escrow Agent a check for $100,000 as additional earnest money under the Agreement.


                         Very truly yours,

                         INFINITY ACQUISITION, L.L.C.

                         BY:   /s/ Steven A. Stender
                              --------------------------------

CC: The Balcor Company, attn: Mr. James Mendelson; Lawyers Title Insurance Corporation, attn: Kathleen S. Campbell; Phillip Schechter; Rick Scarola; Katten, Muchin & Zavis, attn: Daniel J. Perlman, Esq. and Steven Ginsberg, Esq. (all via fax) Charter Title Company, attn: Lea Fendley (with enclosure, via overnight mail)
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